EXHIBIT 99.1

Intelligent Systems Announces Second Quarter 2008 Results

NORCROSS, Ga., Aug. 14, 2008 (PRIME NEWSWIRE) -- Intelligent Systems Corporation (AMEX:INS) (www.intelsys.com) announced today the financial results for its second quarter and six month period ended June 30, 2008.

The Company recorded net income of $1,543,000 ($0.34 per basic and diluted share) in the three month period ended June 30, 2008 compared to a loss of $922,000 ($0.21 per basic and diluted share) in the second quarter of 2007. In the six month period ended June 30, 2008, net income was $58,000 ($0.01 per basic and diluted share) compared to a net loss of $1,055,000 ($0.24 per basic and diluted share) in the six month period in 2007. The reported results for the three and six month periods of 2008 were bolstered by a gain of $2,884,000 on the previously announced sale of the Company's VISaer business which was effective on April 16, 2008. The gain on the sale offset losses from continuing operations in both the three and six month periods of 2008.

As a result of the VISaer sale, the VISaer business has been classified as discontinued operations for all periods reported. Accordingly the results of continuing operations reported for the three and six month periods in 2008 and 2007 include only the financial results associated with the Company's ongoing operations. Following the sale of VISaer, the Company has two core operating businesses: ChemFree Corporation and CoreCard Software, Inc.

Total revenue from continuing operations in the three month period ended June 30, 2008 was $3,719,000, an increase of 23 percent compared to the second quarter of 2007. Revenue for the six months ended June 30, 2008 also reflected strong period-to-period growth, increasing 24 percent to $7,795,000 compared to $6,308,000 in the six month period in 2007.

The increase in revenue reported for the second quarter and year-to-date periods of 2008 is attributed to strong sales in both domestic and international markets of the ChemFree subsidiary's SmartWasher(r) parts washer system. Offsetting part of the ChemFree revenue increase was a decline in software revenue recognized at the CoreCard subsidiary. Revenue related to software licenses tends to vary significantly from quarter to quarter based on the timing of delivery and customer acceptance of licensed software because the Company presently defers revenue associated with in-process contracts until each contract is complete. At June 30, 2008, the Company has approximately $1.8 million in deferred revenue associated with in-process software contracts which is expected to be recognizable upon completion of the various contracts within the next several quarters.

According to J. Leland Strange, Chief Executive Officer of ISC, "ChemFree continues to build a solid business addressing both domestic and international markets, although repeating the record growth of the first half of 2008 for the balance of the year is unlikely. We continue to devote significant resources to support CoreCard Software's progress in rolling out its transaction processing software for applications such as prepaid cards and revolving credit cards. We expect CoreCard's contribution to revenue will increase as more customer contracts are completed."

The Company expects to file its Form 10-Q for the period ended June 30, 2008 with the Securities and Exchange Commission today. For additional information about the Company's reported results, investors will be able to access the Form 10-Q on the Company's website at www.intelsys.com or at the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's consolidated subsidiaries are CoreCard Software, Inc. (www.corecard.com), (a software company) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, the impact of events such as rising gas prices that could impact the price of certain plastics components, other geopolitical or military actions, and general economic conditions, particularly those that cause businesses to delay or cancel purchase decisions.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
     (unaudited; in thousands, except share and per share amounts)

                           Three Months Ended     Six Months Ended
                                 June 30,              June 30,
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                             2008       2007       2008       2007
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 Revenue
  Products                  $3,412     $2,573     $7,392     $5,659
  Services                     307        460        403        649
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   Total revenue             3,719      3,033      7,795      6,308
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 Cost of revenue
  Products                   1,894      1,496      4,009      2,566
  Services                     221        359        421        480
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   Total cost of revenue     2,115      1,855      4,430      3,046
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 Expenses
  Marketing                    769        509      1,538        863
  General &
   administrative            1,205        793      2,522      1,672
  Research & development       904        731      1,713      1,612
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 Loss from operations       (1,274)      (855)    (2,408)      (885)
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 Other income (expense)
  Interest income
   (expense), net               (4)        45         (9)       111
  Investment income             --         92         --         81
  Equity in income of
   affiliate companies          27         41         53         42
  Other expense                 --         (4)        --         (6)
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 Loss from continuing
   operations before
   income taxes             (1,251)      (681)    (2,364)      (657)
 Income taxes                    5         --         17         --
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 Loss from continuing
  operations                (1,256)      (681)    (2,381)      (657)
 Loss from discontinued
  operations                   (85)      (241)      (446)      (495)
 Gain on sale of
  discontinued
  operations                 2,884         --      2,884         97
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 Net income (loss)          $1,543      $(922)       $58    $(1,055)
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 Net income (loss) per
  share:
  Basic                      $0.34     $(0.21)     $0.01     $(0.24)
  Diluted                    $0.34     $(0.21)     $0.01     $(0.24)
 ===================================================================
 Basic weighted average
  shares outstanding     4,478,971  4,478,971  4,478,971  4,478,971
 Diluted weighted
  average shares
  outstanding            4,546,365  4,478,971  4,545,727  4,478,971
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                         CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share amounts)

                                                 June 30,   Dec. 31,
                                                   2008       2007
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 ASSETS                                         (unaudited)
 -------------------------------------------------------------------
 Current assets:
  Cash                                            $1,162      $554
  Accounts receivable, net                         2,117     2,139
  Notes and interest receivable, current portion     516       540
  Inventories                                      1,310     1,424
  Other current assets                               630     2,217
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   Total current assets                            5,735     6,874
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 Long-term investments                             1,225     1,127
 Notes and interest receivable, net of current
  portion                                          1,366       350
 Property and equipment, at cost less
  accumulated depreciation                         1,794     1,894
 Goodwill, net                                       369     2,047
 Other intangibles, net                              291       313
 Other assets, net                                    --        17
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 Total assets                                    $10,780   $12,622
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 LIABILITIES AND STOCKHOLDERS' EQUITY
 -------------------------------------------------------------------
 Current liabilities:
  Line of credit                                 $    --      $593
  Note payable, current portion                       93        --
  Accounts payable                                   917     1,482
  Deferred revenue                                 1,989     2,527
  Accrued payroll                                    653     1,162
  Accrued expenses and other current liabilities   1,300     1,235
 -------------------------------------------------------------------
   Total current liabilities                       4,952     6,999
 Long-term liabilities                               301        95
 Minority interest                                 1,516     1,516
 -------------------------------------------------------------------
 Stockholders' equity                              4,011     4,012
 -------------------------------------------------------------------
 Total liabilities and stockholders' equity      $10,780   $12,622
 ===================================================================

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          770/564-5504
          bherron@intelsys.com